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                              EXHIBIT 1.(3)(c)








                             COMMISSION SCHEDULE

                                     FOR

                              EXECUTIVE BENEFIT

              FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICIES

                                  ISSUED BY

                   GENERAL AMERICAN LIFE INSURANCE COMPANY




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General American Life Insurance Company (the "Company") has four soliciting agent contracts - Associate, Broker, Career and Producer. An agent licensed to sell the Executive Benefit Flexible Premium Variable Life Insurance product for the Company must have an active contract under one of the four soliciting agent contracts.

The four soliciting agent contracts provide two commission alternatives resulting in relatively the same total amount of compensation paid. The Company must approve the soliciting agent prior to the use of Alternative 2.

                                  Associate and Career Contract
                                  -----------------------------
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
                                ALTERNATIVE 1                             ALTERNATIVE 2
-------------------------------------------------------------------------------------------------
First Policy Year       10.00% of target premium paid             22.75% of target premium paid
                        2.25% of all premium paid                 2.25% of all premiums paid
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Renewal Policy Years    11.75% of target premium paid             7.50% of target premium paid
2-4                     1.00% of all premium paid                 1.00% of all premium paid
-------------------------------------------------------------------------------------------------
Renewal Policy Years    1.00% of all premiums paid                1.00% of all premiums paid
5-10
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Renewal Policy Years    2.00% of all premiums paid                2.00 of all premiums paid
11+
-------------------------------------------------------------------------------------------------
Increase in Face        10.00% of target premium paid             22.75% of target premium paid
Amount (12 months       2.25% of all premium paid                 2.25% of all premiums paid
following issue of
increase)
-------------------------------------------------------------------------------------------------
Service Fee*            .12%                                      .12%
-------------------------------------------------------------------------------------------------

BROKER CONTRACT
-------------------------------------------------------------------------------------------------
                                ALTERNATIVE 1                             ALTERNATIVE 2
-------------------------------------------------------------------------------------------------
First Policy Year       10.00% of target premium paid             22.75% of target premium paid
                        2.25% of all premium paid                 2.25% of all premiums paid
-------------------------------------------------------------------------------------------------
Renewal Policy Years    12.00% of target premium paid             7.50% of target premium paid
2-4                     1.25% of all premium paid                 1.25% of all premium paid
-------------------------------------------------------------------------------------------------
Renewal Policy Years    1.25% of all premiums paid                1.25% of all premiums paid
5-10
-------------------------------------------------------------------------------------------------
Renewal Policy Years    1.50% of all premiums paid                1.50% of all premiums paid
11+
-------------------------------------------------------------------------------------------------
Increase in Face        10.00% of target premium paid             22.75% of target premium paid
Amount (12 months       2.25% of all premium paid                 2.25% of all premiums paid
following issue of
increase)
-------------------------------------------------------------------------------------------------
Service Fee*            .00%                                      .00%
-------------------------------------------------------------------------------------------------

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
PRODUCER CONTRACT
-------------------------------------------------------------------------------------------------
                                ALTERNATIVE 1                             ALTERNATIVE 2
-------------------------------------------------------------------------------------------------
First Policy Year       10.00% of target premium paid             22.75% of target premium paid
                        2.25% of all premium paid                 2.25% of all premiums paid
-------------------------------------------------------------------------------------------------
Renewal Policy Years    12.00% of target premium paid             7,50% of target premium paid
2-4                     1.75% of all premium paid                 1.75% of all premium paid
-------------------------------------------------------------------------------------------------
Renewal Policy Year     1.75% of all premiums paid                1.75% of all premiums paid
5-10
-------------------------------------------------------------------------------------------------
Renewal Policy Years    1.50% of all premiums paid                1.50% of all premiums paid
11+
-------------------------------------------------------------------------------------------------
Increase in Face        10.00% of target premium paid             22.75% of target premium paid
Amount (12 months       2.25% of all premium paid                 2.25% of all premiums paid
following issue of
increase)
-------------------------------------------------------------------------------------------------
Service Fee*            .12%                                      .12%
-------------------------------------------------------------------------------------------------

* Service Fees are based on the average policy non-loaned cash value payable at the end of each policy year.

General Agents receive compensation and expense allowances which may be in part based on the level of agent commissions in their agencies. The general agent compensation differs for different types of agent contracts and services provided by the Company.